UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 8, 2020

ORIGIN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East
Ruston, Louisiana 71270

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (318) 255-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $5.00 per share	OBNK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 8, 2020, Origin Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stephens Inc., relating to the offering and sale by the Company of $80 million in aggregate principal amount of the Company’s 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions, indemnification rights and termination provisions. The offering of the Notes is expected to close on October 16, 2020, subject to the satisfaction of customary closing conditions contained in the Underwriting Agreement.

The Notes are being offered and sold under a Registration Statement on Form S-3 (Registration No. 333-234068), as supplemented by a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on October 7, 2020, a free writing prospectus filed with the Commission on October 7, 2020, a free writing prospectus filed with the Commission on October 8, 2020 and a final prospectus supplement filed with the Commission on October 9, 2020. If the sale of the Notes is consummated pursuant to the terms set forth in the Underwriting Agreement, the Company estimates that it will receive net proceeds of approximately $78.6 million (after deducting underwriting discounts and offering expenses) from the sale of the Notes. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the support of Origin Bank’s balance sheet growth, the acquisition of other banks or financial institutions or other complementary businesses to the extent such opportunities arise, and the maintenance of our capital and liquidity ratios, and the ratios of Origin Bank, at acceptable levels.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On October 8, 2020, the Company issued a press release announcing that it priced $80 million aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 1.1	Underwriting Agreement, dated October 8, 2020, by and between Origin Bancorp, Inc. and Stephens Inc.
Exhibit 99.1	Press release dated October 8, 2020.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 9, 2020	ORIGIN BANCORP, INC.
By: /s/ Stephen H. Brolly
Stephen H. Brolly Chief Financial Officer